UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

HOMELAND ENERGY SOLUTIONS, LLC

(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2779 Highway 24, Lawler, Iowa	52154
(Address of principal executive offices)	(Zip Code)

(563) 238-5555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Homeland Energy Solutions, LLC held its 2010 annual members meeting on Tuesday, March 30, 2010, for the purpose of electing eight directors to our board of directors.  We had fourteen nominees for the eight vacant director positions.  Votes were solicited in person and by proxy.  The following individuals were elected as directors at the 2010 annual member meeting for the terms listed:

Director	Length of Initial Term	Term Expires
James Boeding	Three years	2013 Annual Meeting
Patrick Boyle	Three years	2013 Annual Meeting
Chad Kuhlers	Three years	2013 Annual Meeting
Jerry Calease	Two years	2012 Annual Meeting
Maurice Hyde	Two years	2012 Annual Meeting
Christine Marchand	Two years	2012 Annual Meeting
Matthew Driscoll	One year	2011 Annual Meeting
Duane Schwickerath	One year	2011 Annual Meeting

The voting results of the director election were as follows:

Nominee	Votes For	Votes Withheld/Abstain
James Boeding	54,207	395
Patrick Boyle	52,445	1,747
Jerry Calease	43,520	2,482
Donovan Drenth	2,813	2,963
Matthew Driscoll	34,913	2,598
Stephen Eastman	23,795	470
Maurice Hyde	43,250	1,106
Chad Kuhlers	54,623	356
Robert Lynch	12,820	2,617
Christine Marchand	46,446	2,158
Jerry Reicks	5,090	1,781
Bernard Retterath	17,195	760
Duane Schwickerath	37,040	1,251
Loras Wolfe	5,055	1,621

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: April 2, 2010	/s/ Walter W. Wendland
Walter W. Wendland
Chief Executive Officer
(Principal Executive Officer)